Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone (423) 238-4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-8464

FTI Consulting, Inc.
Mike Gaudreau millerind@fticonsulting.com

MILLER INDUSTRIES REPORTS 2024 FIRST QUARTER RESULTS

CHATTANOOGA, Tenn., May 8, 2024/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the "Company") today announced financial results for the first quarter ended March 31, 2024.

For the first quarter of 2024, net sales were $349.9 million, an increase of 23.9%, compared to $282.3 million for the first quarter of 2023. The year over year growth was predominantly due to increased production volume as a result of supply chain improvements and continued strong customer demand for the Company’s products.

Gross profit for the first quarter of 2024 was $44.2 million, or 12.6% of net sales, compared to $30.4 million, or 10.8% of net sales, for the first quarter of 2023. The increase in gross margin was driven primarily by higher revenue levels and margin improvements across all of our product lines, offset slightly by our product mix.

Selling, general and administrative expenses were $21.5 million, or 6.2% of net sales, compared to $17.9 million, or 6.3% of net sales, in the prior year period. The year over year increase in selling, general and administrative expenses was driven by several factors including incentive programs for all employees, investor relations activity, higher costs related to the increased sales volume, and additional training and talent retention programs.

Net income in the first quarter of 2024 was $17.0 million, or $1.47 per diluted share, compared to net income of $9.2 million, or $0.81 per diluted share, in the prior year period, for increases of 84.6% and 81.5%, respectively.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.19 per share, payable June 10, 2024, to shareholders of record at the close of business on June 3, 2024, the fifty-fourth consecutive quarter that the Company has paid a dividend.

“After a record year in 2023, our sustained topline growth demonstrates a promising start to 2024,” said William G. Miller, II, Chief Executive Officer of the Company. “Our revenue this quarter was another quarterly record for the Company, driven by a strong demand environment for all of our products. While our product mix this quarter was a headwind, margins for all of our product lines are up compared to the prior year. As we proceed in 2024, we expect to maintain a more moderate, but healthy year over year growth rate, consistent with the guidance of high single-digit growth for 2024 that we provided last quarter.”

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MILLER INDUSTRIES REPORTS 2024 FIRST QUARTER RESULTS	PAGE 2

Mr. Miller, II, concluded, “With our backlog and demand environment steady, coupled with our strong financial results, we have made strides in returning capital to our shareholders. Last quarter, we raised our dividend by 5.6%. Additionally, in April we announced that our Board of Directors authorized a $25 million share repurchase program. Going forward, given the strong demand environment I mentioned earlier, we are closely monitoring our production capacity both in the U.S. and internationally as we consider our future capital allocation plans.”

The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, May 9, 2024, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link:

https://app.webinar.net/Kzka3mjLg4X

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 16, 2024. The replay number is 1-844-512-2921, Passcode 13745934

About Miller Industries, Inc.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2024 FIRST QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include without limitation any statements relating to the Company’s 2024 revenues or margins, backlog or customer demand environment, and capital allocation plans. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things the risks discussed in our filings with the Securities and Exchange Commission, including the risks set forth in Part I, Item 1A, “Risk Factors”  in our Annual Report on Form 10-K for the year ended December 31, 2023  and in Part II, Item 1A, “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
			%
	2024	2023	Change
NET SALES	$349,871	$282,275	23.9%

COST OF OPERATIONS	305,628	251,858	21.3%

GROSS PROFIT	44,243	30,417	45.5%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	21,543	17,924	20.2%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	1,245	1,012	23.0%

Other (Income) Expense, Net	(33)	(318)	-89.6%

Total Expense, Net	22,755	18,618	22.2%

INCOME BEFORE INCOME TAXES	21,488	11,799	82.1%

INCOME TAX PROVISION	4,465	2,579	73.1%

NET INCOME	$17,023	$9,220	84.6%

BASIC INCOME PER COMMON SHARE	$1.49	$0.81	84.0%

DILUTED INCOME PER COMMON SHARE	$1.47	$0.81	81.5%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.19	$0.18	5.6%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,452	11,425	0.2%
Diluted	11,556	11,431	1.0%

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MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,
	2024	December 31,
	(Unaudited)	2023
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$26,809	$29,909
Accounts receivable, net of allowance for credit losses of $1,578 and $1,527 at March 31, 2024 and December 31, 2023, respectively	338,887	286,138
Inventories, net	184,274	189,807
Prepaid expenses	8,843	4,617
Total current assets	558,813	510,471
NONCURRENT ASSETS:
Property, plant and equipment, net	116,172	115,072
Right-of-use assets - operating leases	738	826
Goodwill	20,022	20,022
Other assets	786	819
TOTAL ASSETS	$696,531	$647,210

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$229,040	$191,782
Accrued liabilities	43,512	40,793
Income taxes payable	1,773	1,819
Current portion of operating lease obligation	311	320
Total current liabilities	274,636	234,714
NONCURRENT LIABILITIES:
Long-term obligations	55,000	60,000
Noncurrent portion of operating lease obligation	426	506
Deferred income tax liabilities	4,110	4,070
Total liabilities	333,172	299,290

SHAREHOLDERS' EQUITY:
Preferred shares, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common shares, $0.01 par value; 100,000,000 shares authorized, 11,469,960 and 11,445,640 outstanding at March 31, 2024 and December 31, 2023, respectively	115	114
Additional paid-in capital	153,743	153,574
Retained earnings	215,009	200,165
Accumulated other comprehensive loss	(6,508)	(5,933)
Total shareholders' equity	362,359	347,920
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$696,531	$647,210